Exhibit 23.1


BECKSTEAD AND WATTS, LLP
------------------------
CERTIFIED PUBLIC ACCOUNTANTS

                                                    24250W Horizon Ridge Parkway
                                                             Henderson, NV 89052
                                                                702.257.1984 tel
                                                                702.362.0540 fax


Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated March 16,2004 accompanying the financials statements of The Blackhawk Fund (formerly Zannwell, Inc.) on Form 10-KSB for the years ended December 31, 2003 and 2002. We hereby consent to the incorporation by reference of said report in the Registration Statement of The Blackhawk Fund (formerly Zanwell, Inc.) of Form S-8.

Signed,

/s/ Beckstead and Watts, LLP

February 28, 2005


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